Exhibit 99.2

March 1, 2010

To all RiskMetrics Group Clients:

We are excited to announce today that RiskMetrics Group has entered into a definitive merger agreement with MSCI Inc., a leading global provider of investment decision support tools. This merger will bring together a number of powerful brands to create a global, research-based, client-centric organization, dedicated to delivering world-class investment decision support tools to financial institutions globally.

Global financial market participants continue to place a huge emphasis on risk management and corporate governance best practices. Specifically, investors have a strong desire to better understand, measure, manage and report risk. As such, we believe there is tremendous potential for a preeminent provider of industry-standard tools for equity performance and portfolio and risk management across asset classes.

The combination of MSCI’s expertise in equity portfolio risk models and analytics, and RiskMetrics’ powerful multi-asset class risk management platform will create a comprehensive, best of breed portfolio risk management offering, which will provide our clients with a seamless view of risk across the entire front and middle office.

Sound risk management practices are the foundation of transparent financial markets and, increasingly, our financial services clients are demanding a broader suite of risk services. Asset managers and owners are also placing more importance on corporate governance as well as an increasing number of sustainability initiatives across our global markets. Together, the two firms will be able to leverage our expertise to develop and deliver a much broader range of investment decision tools, supported by superior client service and research thought leadership—all from one global provider.

The merger is subject to customary closing conditions for transactions of this nature. Until that time, both companies will be operating business as usual. Should the merger be finalized, we will issue additional communications that outline the transition process to arrive at the goal of becoming one company.

More information on the transaction can be found in the joint news release, located at www.riskmetrics.com. Thank you for your continued confidence and support.

Yours sincerely,

Ethan Berman

Chief Executive Officer

RiskMetrics Group

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. MSCI will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of RiskMetrics that also constitutes a prospectus of MSCI. MSCI and RiskMetrics also plan to file other documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus will be mailed to stockholders of RiskMetrics. INVESTORS AND SECURITY HOLDERS OF MSCI AND RISKMETRICS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about MSCI and RiskMetrics, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by MSCI will be available free of charge on MSCI’s internet website at www.mscibarra.com or by contacting MSCI’s Investor Relations Department at 866-447-7874. Copies of the documents filed with the SEC by RiskMetrics will be available free of charge on RiskMetrics’ internet website at www.riskmetrics.com or by contacting RiskMetrics’ Investor Relations Department at 212-354-4643

MSCI, RiskMetrics, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of RiskMetrics in connection with the proposed transaction. Information about the directors and executive officers of RiskMetrics is set forth in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2009. Information about the directors and executive officers of MSCI is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 23, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s, RiskMetrics and the combined company’s control and that could materially affect actual results, levels of activity, performance, or achievements.